Exhibit 99.1

CallidusCloud Reports Record Q3 Revenue of   $35.0 Million; 26% Year-Over-Year Increase in SaaS Revenue

PLEASANTON, Calif., November 4, 2014— Callidus Software Inc. (NASDAQ: CALD), a global leader in cloud-based sales, marketing and learning solutions, today announced financial results for the third quarter ended September 30, 2014.

"I was pleased with our performance in Q3. We reinforced our leadership in the Incentive Compensation space, expanded our market with the acquisition of Clicktools and had record performance across the board," said Leslie Stretch, president and CEO of CallidusCloud. "It is clear to us that the demand for our Lead To Money solutions is larger than we anticipated. As a result, we are increasing our Q4 and 2014 revenue guidance. Looking forward to 2015, we now expect our SaaS revenue to grow at an accelerated rate of 30% off of a higher base."

Financial Highlights for the Third Quarter 2014
Total revenue was $35.0 million for the third quarter, an increase of 14%. Total recurring revenue was $25.5 million, which includes SaaS revenue of $21.6 million and maintenance revenue of $3.9 million. SaaS revenue increased 26% over the same quarter in the prior year. Services and license revenue of $9.5 million, consisting of $8.5 million in services revenue and $1.0 million in license revenue, decreased 1% compared to the same quarter in the prior year. Cash and short-term investments were $40.2 million, a 4% decrease from the prior quarter.

GAAP Performance
•	Recurring revenue gross margin was 65%, unchanged from 65% in the same quarter in the prior year.

•	Operating loss was $4.9 million compared to $125,000 in the same quarter in the prior year.

•	Net loss was $5.2 million, or ($0.11) on a per share basis, compared to a net loss of $1.4 million, or ($0.04) per share, for the same quarter in the prior year.

•	Cash generated from operations was $3.7 million in the current quarter compared to $5.2 million in the same quarter in the prior year.

Non-GAAP Performance
The following non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 73% compared to 69% for the same quarter in the prior year.

•	Operating income was $2.8 million compared to $3.7 million for the same quarter in the prior year.

•	Net income was $2.5 million, or $0.05 per fully diluted share, compared to $3.3 million, or $0.07 per fully diluted share for the same quarter in the prior year.

Business Highlights for the Third Quarter 2014

●
CallidusCloud acquired UK-Based Clicktools adding Enterprise Survey and advanced CRM integration capabilities to the award-winning Lead To Money Suite. Clicktools adds approximately 600 customers and expands CallidusCloud’s footprint in EMEA.

●
CallidusCloud turned Lead to Money into Gold at the 2014 International Business Awards and American Business Awards with 30 awards including ‘Best New Product, Financial Services’, ‘Best New Product, Lead Generation’ and the prestigious ‘Grand Stevie’ award for the most successful companies at the 2014 awards programs.

●
CallidusCloud sponsored key industry events including the Salesforce 1 World Tour in Munich, World at Work’s Spotlight on Sales Compensation in Chicago, CRM Evolution in New York, Sales Management Association’s Sales Productivity Conference in Atlanta, and Boxworks in San Francisco.

●
CallidusCloud further expanded its partner ecosystem with 11 new resellers and alliance partners including Microsoft the worldwide leader in software, services and solutions that help people and businesses realize their full potential and Workday, a leading global provider of Cloud HCM and Financial Management solutions.

●	To celebrate the opening of the Japanese office, CallidusCloud hosted its inaugural C3 APJ customer event, hosting key partners and customers.

Financial Outlook for 2014 – Fourth Quarter and Full Year
For the fourth quarter of 2014, the Company expects total revenue to be between $35.5 million and $36.5 million. GAAP operating loss is expected to be between $1.1 million and $2.5 million with ($0.03) to ($0.07) GAAP net loss per share. Non-GAAP operating income is expected to be between $2.5 million and $3.5 million with non-GAAP income per diluted share between $0.04 and $0.06.

For the full year of 2014, the Company is raising previous guidance to the range of $134.0 million to $135.0 million. GAAP operating loss is expected to be between $11.2 million and $12.5 million with ($0.18) to ($0.22) GAAP net loss per share. Non-GAAP operating income is expected to be between $8.2 million and $9.2 million with non-GAAP income per diluted share between $0.14 and $0.16.

Preliminary Outlook for 2015

For the full year of 2015, the Company expects total revenue to be between $160.0 to $165.0 million, and is targeting SaaS revenue growth of 30%.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss the third quarter 2014 results and outlook for the fourth quarter 2014 and full year 2014. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 800-299-8538 (International callers: 617-786-2902)
Passcode: 31705874
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud®, is the global leader in cloud based sales, marketing and learning solutions. CallidusCloud enables organizations to accelerate and maximize their lead to money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 3,500 leading organizations, across all industries, rely on CallidusCloud to optimize the lead to money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusCloud’s operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe the exclusion of stock-based compensation expenses provides a useful comparison of our operating results to our peers.

Restructuring and other expenses: We have excluded the effect of restructuring and other expenses from our non-GAAP operating expenses, operating income, net income and net income per diluted share. Restructuring and other expenses consist of employee severance, facility exit costs and incremental depreciation expense as a result of the change in the estimated useful life of assets to be abandoned. We feel it is useful to investors to understand the effects of these items on our financial results.

Patent litigation and settlement costs and patent litigation estimates: We have excluded the effect of patent infringement and litigation defense costs, settlement costs and patent litigation estimates from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, net income and net income per diluted share. We believe patent defense costs and settlement costs and patent litigation estimates are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude patent litigation defense costs during our evaluation of our business performance.

Convertible note interest expense and amortization of convertible note issuance costs: We have excluded the costs of convertible note interest expense, redemption inducement and issuance costs from our non-GAAP net income and net income per diluted share. We believe that these costs are not indicative of our continuing operations or meaningful in evaluating current versus past business results.

Amortization and gain on sale of acquired intangible assets: We have excluded the effect of amortization and gain on sale of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, operating income, other income and expense, net income and net income per diluted share. Amortization and gain on sale of acquired intangibles are significantly affected by timing, and as such, can be inconsistent in amount and nature.

Acquisition-Related Costs: We have excluded the costs related to acquisitions from our non-GAAP operating expenses, operating income, net income and net income per diluted share. These costs include legal and transactional costs associated with acquisition activities that we would not have otherwise incurred in the periods presented as part of our continuing operations. We believe the exclusion of acquisition-related costs provides a useful comparison of our operating results to our peers.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, restructuring expenses, and patent litigation costs and estimates reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

©2014. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft , ACom3, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, 6FigureJobs, Clicktools and LeadRocket are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

Press Contact:
Ann Marie Herring
LEWIS PR
(415) 432-2441
annemarie.herring@lewispr.com

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Recurring	$25,547	$21,119	$71,481	$60,359
Services and license	9,453	9,559	27,011	21,791
Total revenue	35,000	30,678	98,492	82,150
Cost of revenue:
Recurring	8,916	7,303	23,706	21,687
Services and license	6,730	4,475	17,468	14,436
Total cost of revenue	15,646	11,778	41,174	36,123
Gross profit	19,354	18,900	57,318	46,027

Operating expenses:
Sales and marketing	11,153	8,981	33,688	24,516
Research and development	4,920	4,146	14,838	12,984
General and administrative	7,892	5,757	18,113	16,889
Restructuring and other	305	141	709	1,699
Total operating expenses	24,270	19,025	67,348	56,088

Operating loss	(4,916)	(125)	(10,030)	(10,061)
Interest income (expense) and other income (expense)	(58)	(831)	3,519	(2,670)

Loss before provision for income taxes	(4,974)	(956)	(6,511)	(12,731)
Provision for income taxes	261	457	941	1,700

Net loss	$(5,235)	$(1,413)	$(7,452)	$(14,431)

Net loss per share
Basic	$(0.11)	$(0.04)	$(0.16)	$(0.38)
Diluted	$(0.11)	$(0.04)	$(0.16)	$(0.38)

Weighted average shares used in computing net loss per share
Basic	48,564	38,648	47,061	37,873
Diluted	48,564	38,648	47,061	37,873

Includes stock-based compensation, amortization of acquired intangible assets, patent litigation and settlement costs and estimates, interest expense on convertible notes, amortization of convertible note issuance costs, restrucuring and other expenses, acquisition-related costs and gain on sale of domain names and trademarks as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenues:
Recurring	$2,012	$755	$3,510	$2,160
Services and license	275	230	771	897
Operating expenses:
Sales and marketing	1,185	1,003	3,068	2,617
Research and development	481	384	1,393	1,317
General and administrative	3,470	1,340	6,325	4,811
Restructuring and other	305	141	709	1,699
Interest income and other income (expense)	19	838	(3,508)	2,512
Total	$7,747	$4,691	$12,268	$16,013

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$37,446	$28,295
Short-term investments	2,774	7,866
Accounts receivable, net	32,183	29,216
Deferred income taxes	184	-
Prepaid and other current assets	8,455	6,232
Total current assets	81,042	71,609

Property and equipment, net	12,723	11,351
Goodwill	45,684	31,207
Intangible assets, net	19,157	16,995
Deferred income taxes, noncurrent	437	405
Deposits and noncurrent assets	2,512	2,626
Total assets	$161,555	$134,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,612	$2,987
Accrued payroll and related expenses	7,275	7,377
Accrued expenses	11,785	5,395
Deferred income taxes	1,173	1,159
Deferred revenue	52,286	46,222
Capital lease obligations	1,105	1,308
Total current liabilities	77,236	64,448

Deferred revenue, noncurrent	11,429	10,432
Deferred income taxes, noncurrent	239	155
Capital lease obligations, noncurrent	446	987
Convertible notes	-	14,197
Revolving line of credit	10,482	-
Other noncurrent liabilities	3,008	1,921
Total liabilities	102,840	92,140

Stockholders’ equity:
Common stock	49	45
Additional paid-in capital	339,736	315,430
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive income	(31)	165
Accumulated deficit	(266,609)	(259,157)
Total stockholders’ equity	58,715	42,053
Total liabilities and stockholders’ equity	$161,555	$134,193

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(7,452)	$(14,431)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	3,953	3,278
Amortization of intangible assets	3,667	3,621
Gain on sale of intangible assets	(3,862)	-
Provision for doubtful accounts	729	846
Stock-based compensation	7,916	8,345
Release of valuation allowance	(149)	-
Loss on disposal of property and equipment	44	2
Amortization of convertible notes issuance cost	58	402
Net amortization on investments	21	63
Changes in operating assets and liabilities:
Accounts receivable	(2,359)	(1,583)
Prepaid and other current assets	(1,997)	(1,043)
Other noncurrent assets	(197)	(773)
Accounts payable	583	(3,250)
Accrued expenses	5,471	1,517
Accrued payroll and related expenses	(627)	462
Accrued restructuring and other expenses	(98)	(476)
Deferred revenue	4,548	10,461
Deferred income taxes	(133)	185
Net cash provided by operating activities	10,116	7,626

Cash flows from investing activities:
Purchases of investments	(2,784)	(5,634)
Proceeds from maturities and sale of investments	7,850	9,450
Purchases of property and equipment	(5,135)	(1,714)
Purchases of intangible assets	(882)	(634)
Proceeds from sale of intangible assets, net of expenses	4,651	-
Acquisitions, net of cash acquired	(15,409)	-
Net cash (used in) provided by investing activities	(11,709)	1,468

Cash flows from financing activities:
Proceeds from issuance of common stock	4,003	5,375
Repurchase of common stock from employees for payment
of taxes on vesting of restricted stock units	(1,553)	(818)
Proceeds from line of credit	10,482	-
Payment of consideration related to acquisitions	(630)	(3,078)
Repayment of debt	(645)	-
Payment of principal under capital leases	(744)	(1,709)
Net cash provided by (used in) financing activities	10,913	(230)
Effect of exchange rates on cash and cash equivalents	(169)	(72)
Net increase in cash and cash equivalents	9,151	8,792
Cash and cash equivalents at beginning of period	28,295	16,400
Cash and cash equivalents at end of period	$37,446	$25,192

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Non-GAAP gross profit reconciliation

Gross profit	$19,354	$18,900	$57,318	$46,027

Gross margin	55%	62%	58%	56%
Add back:
Non-cash stock-based compensation	491	452	1,335	1,472
Non-cash amortization of acquired
intangible assets	606	533	1,756	1,585
Patent litigation estimate	1,190	-	1,190	-
Non-GAAP gross profit	$21,641	$19,885	$61,599	$49,084

Gross margin	62%	65%	63%	60%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$16,631	$13,816	$47,775	$38,672

Recurring revenue gross margin	65%	65%	67%	64%
Add back:
Non-cash stock-based compensation	226	234	600	612
Non-cash amortization of acquired
intangible assets	596	521	1,720	1,548
Patent litigation estimate	1,190	-	1,190	-
Non-GAAP Recurring revenue gross profit	$18,643	$14,571	$51,285	$40,832

Recurring revenue gross margin	73%	69%	72%	68%

Non-GAAP operating expense reconciliation:

Operating expenses	$24,270	$19,025	$67,348	$56,088
Subtract:
Non-cash stock-based compensation	(2,501)	(2,092)	(6,581)	(6,873)
Non-cash amortization of acquired
intangible assets	(317)	(294)	(953)	(870)
Patent litigation and settlement costs	(238)	(341)	(1,172)	(1,002)
Acquisition-related costs	(259)	-	(259)	-
Restructuring and other	(305)	(141)	(709)	(1,699)
Patent litigation estimate	(1,821)	-	(1,821)	-
Non-GAAP Operating Expenses	$18,829	$16,157	$55,853	$45,644

Non-GAAP operating income (loss) reconciliation:

Operating loss	$(4,916)	$(125)	$(10,030)	$(10,061)
Add back:
Non-cash stock-based compensation	2,992	2,544	7,916	8,345
Non-cash amortization of acquired
intangible assets	923	827	2,709	2,455
Patent litigation and settlement costs	238	341	1,172	1,002
Acquisition-related costs	259	-	259	-
Restructuring and other	305	141	709	1,699
Patent litigation estimate	3,011	-	3,011	-
Non-GAAP Operating income	$2,812	$3,728	$5,746	$3,440

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Non-GAAP net loss reconciliation:

Net loss	$(5,235)	$(1,413)	$(7,452)	$(14,431)
Add back:
Non-cash stock-based compensation	2,992	2,544	7,916	8,345
Non-cash amortization of acquired
intangible assets	923	827	2,709	2,455
Patent litigation and settlement costs	238	341	1,172	1,002
Acquisition-related costs	278	-	278	-
Restructuring and other	305	141	709	1,699
Patent litigation estimate	3,011	-	3,011	-
Interest expense on convertible notes	-	704	277	2,110
Amortization of convertible note issuance cost	-	134	58	402
Gain on sale of domain names and trademarks	-	-	(3,862)	-
Non-GAAP Net income	$2,512	$3,278	$4,816	$1,582

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic share	$(0.11)	$(0.04)	$(0.16)	$(0.38)
Add back:
Non-cash stock-based compensation	0.06	0.07	0.17	0.22
Non-cash amortization of acquired
intangible assets	0.02	0.02	0.06	0.06
Patent litigation and settlement costs	-	0.01	0.02	0.03
Acquisition-related costs	0.01	-	0.01	-
Restructuring and other	0.01	-	0.02	0.04
Patent litigation estimate	0.06	-	0.06	-
Interest expense on convertible notes	-	0.02	0.01	0.06
Amorization of convertible note issuance cost	-	-	(0.01)	0.01
Gain on sale of domain names and trademarks	-	-	(0.08)	-
Diluted shares impact on non-GAAP basis	-	(0.01)	-	(0.01)

Non-GAAP net income per diluted share	$0.05	$0.07	$0.10	$0.03

Basic and fully diluted shares reconciliation:

GAAP Basic shares	48,564	38,648	47,061	37,873
Add back:
Non-GAAP weighted average shares adjustment	1,472	9,383	2,739	9,037
Shares used in calculation of diluted net income per share -Non-GAAP (a)	50,036	48,031	49,800	46,910

(a) Shares used in the per share calculation for reconciling items between GAAP and Non-GAAP financial measures.

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(In thousands)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

Three months ended
December 31, 2014
	GAAP	Non-GAAP

Total revenue	$35,500 - $36,500	$35,500 - $36,500
Operating income (a)	($1,100) - ($2,500)	$2,500 - $3,500
Net income (loss) per diluted share (c)	($0.03) - ($0.07)	$0.04 - $0.06

Twelve months ended
December 31, 2014
	GAAP	Non-GAAP

Total revenue	$134,000 - $135,000	$134,000 - $135,000
Operating income (b)	($11,100) - ($12,500)	$8,200 - $9,200
Net income (loss) per diluted share (c)	($0.18) - ($0.22)	$0.14 - $0.16

(a)
Estimated non-GAAP amounts above for the three months ending December 31, 2014 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $1.2 - $1.3 million, estimated stock-based compensation expense of approximately $3.0 - $3.3 million, and patent litigation costs of approximately $300 - $400 thousand.

(b)
Estimated non-GAAP amounts above for the twelve months ending December 31, 2014 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.9–$4.0 million, estimated stock-based compensation expense of approximately $10.9- $11.2 million, and patent litigation costs of approximately $1.5 - $1.6 million.

(c)	Non-GAAP fully diluted share count is between 49.0 million and 50.5 million. GAAP share count is between 47.0 million to 49.0 million.